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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 14, 2000 and August 14, 1998, with respect to the financial statements of Sooner, Inc. and Sooner Pipe and Supply Corporation, respectively, included in Amendment No. 7 to the Registration Statement (Form S-1, No. 333-43400) and related Prospectus of Oil States International, Inc. for the registration of 10,000,000 shares of its common stock.


                                          /s/ Ernst & Young LLP

Tulsa, Oklahoma

February 8, 2001